UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2012

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California		92707
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The Company’s Annual Meeting was held on July 26, 2012.

(b)	The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

1.	The nominees for election to the Board were elected, each for a one-year term or until their successors are duly elected and qualified, based upon the following votes:

Directors	For	Against	Abstain	Broker Non-Vote
J. David Chatham	82,009,034	1,539,048	438,075	9,373,819
Douglas C. Curling	82,913,254	632,517	440,386	9,373,819
John C. Dorman	82,877,620	647,359	461,178	9,373,819
Paul F. Folino	82,534,060	1,007,884	444,213	9,373,819
Anand K. Nallathambi	81,559,978	580,455	1,845,724	9,373,819
Thomas C. O’Brien	82,052,857	1,490,768	442,532	9,373,819
D. Van Skilling	80,374,573	3,375,652	235,932	9,373,819
Jaynie Miller Studenmund	83,184,640	359,563	441,954	9,373,819
David F. Walker	83,300,897	241,836	443,424	9,373,819
Mary Lee Widener	82,922,651	635,646	427,860	9,373,819

2.	The proposal to approve the Company’s 2012 Employee Stock Purchase Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Vote
82,427,524	1,333,910	224,723	9,373,819

3	The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

For	Against	Abstain	Broker Non-Vote
70,072,705	13,659,549	253,903	9,373,819

4.	The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Vote
92,702,370	411,472	246,134	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: July 31, 2012	By:	/s/ Stergios Theologides
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary

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